Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared by FirstCity Financial Corporation (the “Company”) to reflect its acquisition, through a majority-owned subsidiary, of 87.45% of the common stock of BEI Holding Corporation (“BEI”) as of December 11, 2009, as described in Item 2.01 of this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 combines the historical consolidated balance sheet of the Company as of September 30, 2009, as filed with the Securities and Exchange Commission (“SEC”) in its quarterly report on Form 10-Q for the quarterly period ended September 30, 2009, with the historical balance sheet of BEI as of September 30, 2009, giving effect to the acquisition as if it had occurred on September 30, 2009.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008, respectively, combine the historical consolidated statements of operations of the Company for the nine months ended September 30, 2009, as filed with the SEC in its quarterly report on Form 10-Q for the quarterly period ended September 30, 2009, and for the year ended December 31, 2008, as filed with the SEC in its annual report on Form 10-K for the year ended December 31, 2008, with the historical consolidated statements of operations of BEI for the nine months ended September 30, 2009 and for the year ended December 31, 2008, giving effect to the acquisition as if it had occurred on January 1, 2009 and January 1, 2008, respectively.

The unaudited pro forma condensed consolidated financial statements have been prepared based on available information, using assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transaction been consummated as of January 1, 2009 or January 1, 2008 for the purposes of the unaudited pro forma condensed consolidated statements of operations, and as of September 30, 2009 for the unaudited pro forma condensed consolidated balance sheet, nor are they necessarily indicative of future results.

The assumptions used and adjustments made in preparing the unaudited pro forma condensed consolidated financial statements are described in the notes herein, and should be read in conjunction with the historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2009, and in its annual report on Form 10-K for the year ended December 31, 2008, as well as the historical consolidated financial statements and accompanying notes of BEI for the nine months ended September 30, 2009 and for the year ended December 31, 2008, which are included as Exhibit 99.2 and 99.1, respectively, and other information pertaining to the Company and BEI contained in this Current Report on Form 8-K. The unaudited pro forma condensed consolidated financial statements do not reflect any adjustments for non-recurring items or operating efficiencies and associated cost savings that may result from the acquisition.

FIRSTCITY FINANCIAL CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2009

(Dollars in thousands)

	FirstCity	BEI Holding
	Financial	Corporation						Pro Forma
	Corporation	and Subsidiary	Pro Forma		Pro Forma	Pro Forma		Consolidated
	As Reported	As Presented	Adjustments		Subtotal	Eliminations		Total
ASSETS
Cash and cash equivalents	$32,992	1,698	(3,000)	(1)	31,684	—		31,684
			(6)	(2)
Portfolio Assets, net	246,278	—	—		246,278	—		246,278
Loans receivable	59,339	—	3,000	(1)	62,339	(3,000)	(8)	59,339
Equity investments	73,036	—	—		73,036	—		73,036
Accounts receivable, net	—	2,254			2,565	—		2,565
Inventory	—	3,414			3,323	—		3,323
Goodwill, net	—	5,146	(5,146)	(3)	—	—		—
Intangible assets, net	—	8,544	(6,515)	(2)	2,029	—		2,029
Deferred income tax assets	—	2,390	(2,390)	(3)	—	—		—
Other assets, net	26,442	1,061			27,283	—		27,283
Total assets	438,087	24,507	(14,057)		448,537	(3,000)		445,537

LIABILITIES AND EQUITY
Liabilities:
Notes payable	302,863	46,666	(46,666)	(1)	305,863	(3,000)	(8)	302,863
			3,000	(1)
Deferred income taxes	—	3,712	(3,712)	(3)	—	—		—
Interest rate swap	—	878	(878)	(3)	—	—		—
Other	17,764	6,805	(803)	(1), (3)	23,766			23,766
Total liabilities	320,627	58,061	(49,059)		329,629	(3,000)		326,629
			—
Equity:
Common stock	113	38,207	(38,207)	(4)	113	—		113
Treasury stock	(10,923)	—	—		(10,923)	—		(10,923)
Paid-in capital	103,067	—	—		103,067	—		103,067
Accumulated deficit	(26,683)	(71,761)	71,761	(4)	(25,235)	(182)	(9)	(25,417)
			1,448	(2)
Accumulated other comprehensive loss	(459)	—	—		(459)	—		(459)
FirstCity Stockholders’ Equity	65,115	(33,554)	35,002		66,563	(182)		66,381
Noncontrolling interests	52,345	—	—		52,345	182	(9)	52,527
Total equity	117,460	(32,210)	33,658		118,908	—		118,908
Total liabilities and equity	438,087	24,507	(14,057)		448,537	(3,000)		445,537

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

FIRSTCITY FINANCIAL CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2009

(Dollars in thousands)

	FirstCity	BEI Holding
	Financial	Corporation						Pro Forma
	Corporation	and Subsidiary	Pro Forma		Pro Forma	Pro Forma		Consolidated
	As Reported	As Presented	Adjustments		Subtotal	Eliminations		Total
Revenues:
Servicing fees	$7,017	—	—		7,017	—		7,017
Income from Portfolio Assets	35,254	—	—		35,254	—		35,254
Interest income	4,772	—	338	(1)	5,110	(338)	(8)	4,772
Manufacturing revenue	—	16,775	—		16,775	—		16,775
Other	8,030	—	—		8,030	—		8,030
Total revenues	55,073	16,775	338		72,186	(338)		71,848

Expenses:
Interest and fees on notes payable	10,566	3,177	(2,839)	(1)	10,904	(338)	(8)	10,566
Salaries and benefits	16,386	—	—		16,386	—		16,386
Provision for loan and impairment losses	2,208	—	—		2,208	—		2,208
Asset-level expenses	4,646	—	—		4,646	—		4,646
Manufacturing costs and operating expenses	—	17,930	—		17,930	—		17,930
Other	8,681	1,945	(1,419)	(5)	9,207	—		9,207
Total expenses	42,487	23,052	(4,258)		61,281	(338)		60,943

Equity in earnings of unconsolidated subsidiaries	1,473	—	—		1,473	—		1,473
Other income	1,455	—	—		1,455	—		1,455
Earnings (loss) before income taxes	15,514	(6,277)	4,596		13,833	—		13,833
Income tax expense (benefit)	1,957	(847)	847	(6)	1,957	—		1,957
Net earnings (loss)	13,557	(5,430)	3,749		11,876	—		11,876
Less: net income attributable to noncontrolling interests	3,167	—	—		3,167	(211)	(9)	2,956
Net earnings attributable to FirstCity before non-recurring charges or credits directly attributable to the transaction	10,390	(5,430)	3,749		8,709	211		8,920

Net income per common share attributable to FirstCity Financial Corporation common shareholders:

Average number of common shares outstanding (in thousands):

Basic	9,834	9,834
Diluted	10,160	10,160

Net income per common share:

Basic	$1.06	$0.91
Diluted	$1.02	$0.88

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

FIRSTCITY FINANCIAL CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2008

(Dollars in thousands)

	FirstCity	BEI Holding
	Financial	Corporation						Pro Forma
	Corporation	and Subsidiary	Pro Forma		Pro Forma	Pro Forma		Consolidated
	As Reported	As Presented	Adjustments		Subtotal	Eliminations		Total
Revenues:
Servicing fees	$10,813	—	—		10,813	—		10,813
Income from Portfolio Assets	20,779	—	—		20,779	—		20,779
Interest income	5,853	—	450	(1)	6,303	(450)	(8)	5,853
Manufacturing revenue	—	35,231	—		35,231	—		35,231
Other	7,751	—	—		7,751	—		7,751
Total revenues	45,196	35,231	450		80,877	(450)		80,427

Expenses:
Interest and fees on notes payable	16,248	9,915	(9,465)	(1)	16,698	(450)	(8)	16,248
Salaries and benefits	20,935	—	—		20,935	—		20,935
Provision for loan and impairment losses	17,755	—	—		17,755	—		17,755
Asset-level expenses	5,632	—	—		5,632	—		5,632
Manufacturing costs and operating expenses	—	34,426	—		34,426	—		34,426
Other	11,566	3,280	(1,668)	(5)	13,178	—		13,178
Total expenses	72,136	47,621	(11,133)		108,624	(450)		108,174

Equity in earnings of unconsolidated subsidiaries	228	—	—		228	—		228
Loss before income taxes	(26,712)	(12,390)	11,583		(27,519)	—		(27,519)
Income tax expense	20,204	468	(378)	(7)	20,294	—		20,294
Net loss	(46,916)	(12,858)	11,961		(47,813)	—		(47,813)
Less: net loss attributable to noncontrolling interests	(241)	—	—		(241)	(113)	(9)	(354)
Net loss attributable to FirstCity before non-recurring charges or credits directly attributable to the transaction	(46,675)	(12,858)	11,961		(47,572)	113		(47,459)

Net loss per common share attributable to FirstCity Financial Corporation common shareholders:

Average number of common shares outstanding (in thousands):

Basic	10,258	10,258
Diluted	10,258	10,258

Net loss per common share:

Basic	$(4.55)	$(4.63)
Diluted	$(4.55)	$(4.63)

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

FIRSTCITY FINANCIAL CORPORATION

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 11, 2009, FirstCity Financial Corporation (“FirstCity”), through a majority-owned subsidiary, acquired 87.45% of the common stock of BEI Holding Corporation (“Acquisition”). BEI Holding Corporation (“BEI”) engages principally in the design, production and sale of radio broadcasting equipment and software solutions. BEI is headquartered in Illinois and has sales throughout North America, as well as Latin America, Europe, Asia and Africa. FirstCity’s consideration for the acquisition consisted of approximately $6,000 in cash.

Prior to the Acquisition, FirstCity, through its majority-owned subsidiary, acquired all of BEI’s senior debt obligations from the third-party senior debt holders in November 2009. On December 11, 2009 (Acquisition date), BEI’s contractual debt obligations owed to FirstCity’s majority-owned subsidiary totaled $3.0 million.

The unaudited pro forma condensed consolidated balance sheet presents the accounts of FirstCity and BEI as if the Acquisition occurred on September 30, 2009 for balance sheet purposes. The unaudited pro forma condensed consolidated statements of operations present the accounts of FirstCity and BEI for the nine months ended September 30, 2009 and for the year ended December 31, 2008 as if the Acquisition occurred on January 1, 2009 and January 1, 2008, respectively. The fair value of the assets acquired and liabilities assumed on the Acquisition date are used for purposes of purchase price allocation. The excess of the fair value of the net assets acquired over the purchase price of $1.4 million is recorded as a bargain purchase gain and is included in “Accumulated deficit” in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2009. Since this bargain purchase gain is considered to be a non-recurring item that resulted directly from the Acquisition and will be included in FirstCity’s consolidated income statement, the gain is not included in the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008.

The unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

(1)                  To remove BEI’s former senior debt obligations (plus $0.8 million of accrued interest payable) and replace it with the acquisition debt financing of $3.0 million provided by FirstCity; and to remove BEI’s interest costs attributable to the former senior debt obligations ($3.2 million for the nine months ended September 30, 2009 and $9.9 million for the year ended December 31, 2008), and give effect to the corresponding interest income and interest expense ($338,000 for the nine months ended September 30, 2009 and $450,000 for the year ended December 31, 2008) recorded by FirstCity and BEI, respectively, for the new acquisition debt financing arrangement.

(2)                  The following is a summary of the allocation of the purchase price based on the estimated fair value of the assets and liabilities of BEI as of September 30, 2009 (dollars in thousands):

Assets acquired:
Cash	$1,571
Accounts receivable	2,554
Inventory	3,414
Other tangible assets	1,061
Intangible assets	2,029
Liabilities assumed:
Trade and other payables	(6,002)
Borrowings	(3,000)
Estimated fair value of net assets acquired	$1,454
Purchase price for net assets acquired	6
Bargain purchase gain	$1,448

FirstCity’s purchase price of $6,000 is allocated to BEI’s identifiable balance sheet assets acquired (including identifiable intangible assets arising from the Acquisition) and liabilities assumed based on their estimated fair values. As such, these adjustments represent fair value adjustments to BEI’s historical consolidated balance sheet based on the estimated fair values displayed in the table above – resulting in a non-recurring bargain purchase gain of $1.4 million at September 30, 2009.

(3)                  To remove certain of BEI’s identifiable balance sheet assets and liabilities that were not acquired by FirstCity.

(4)                  To eliminate BEI’s historical equity balances.

(5)                  To give effect to the reduced amortization expense resulting from the fair value of the intangible assets determined in purchase accounting ($208,000 for the nine months ended September 30, 2009 and $278,000 for the year ended December 31, 2008), as compared to the amortization expense of the carrying value of the intangible assets within the BEI historical financial statements ($1.6 million for the nine months ended September 30, 2009 and $1.9 million for the year ended December 31, 2008). The acquired intangible assets include $1.0 million of indefinite-lived intangible assets (non-amortizable) and $1.0 million of amortizable intangible assets with a 4-year estimated life.

(6)                  Represents an adjustment to BEI’s federal income tax benefit to reflect FirstCity’s establishment of a full valuation allowance against its deferred tax assets at September 30, 2009.

(7)                  To adjust BEI’s federal income tax expense, comprised primarily of deferred income tax expense, to reflect FirstCity’s net operating loss carryforwards available at December 31, 2008 to offset the future income tax liability.

(8)                  To remove the intercompany effects attributable to the acquisition debt financing arrangement between FirstCity and BEI.

(9)                  To reflect the impact of the noncontrolling interests’ share (at 12.55%) in BEI’s accounts.